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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of Earliest Event Reported)   December 1, 1998
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                             METAL MANAGEMENT, INC.
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             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


             0-14836                                   94-2835068
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     (Commission File Number)           (I.R.S. Employer Identification No.)



 500 N. Dearborn Street, Suite 405, Chicago, IL                      60610
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    (Address of Principal Executive Offices)                      (Zip Code)


                                 (312) 645-0700
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              (Registrant's Telephone Number, Including Area Code)




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ITEM 5. OTHER EVENTS

Option Exchange Plan

     On December 1, 1998, Metal Management, Inc., a Delaware corporation (the "Company"), implemented an Option Exchange Plan intended to both provide certain employees with a more meaningful equity-based incentive arrangement and reduce the number of existing stock options outstanding. This Option Exchange Plan allowed current employees of the Company that held stock options pursuant to the Company's 1995 Stock Option Plan (the "1995 Option Plan") to elect to exchange their then-existing options ("Old Options") for new options ("New Options"), with a new vesting schedule, for a smaller number of shares and with an exercise price equal to 125% of the closing price of the Company's common stock on NASDAQ as of December 1, 1998. None of the members of Executive Committee of the Board of Directors, which includes T. Benjamin Jennings, Gerard M. Jacobs, Albert A. Cozzi and George A. Isaac III, were eligible to participate in the Option Exchange Plan.

     As a result of the recent decline in the Company's stock price --due in large part to unfavorable industry conditions--most of the Old Options were priced such that they did not provide the Company with an effective equity-based incentive program. The Company's 1995 Option Plan is intended to provide an incentive for participants to drive results, as well as to operate as a retention vehicle, encouraging valued employees to stay and vest in their options over time. With the decline in the Company's stock price, these objectives were not being met.

     The Company implemented the Option Exchange Plan as a means of restoring the incentive and retention objectives of its 1995 Option Plan. In developing the Option Exchange Plan, the Company balanced the interests of shareholders with the very real business need to retain valuable employees and provide them with proper incentives to succeed. The Company believes that the Option Exchange Plan was structured responsibly by offering employees the opportunity to trade in their Old Options which were at above-market exercise prices for a smaller number of options with an exercise price equal to 125% of the closing price of the Company's common stock on NASDAQ as of December 1, 1998, subject to a new three-year vesting schedule. Many of the Old Options exchanged were fully exercisable or were to become exercisable shortly.

     Prior to the implementation of the Option Exchange Plan, there were 2,212,400 option shares outstanding under the 1995 Option Plan. Out of this, 1,812,400 option shares (or approximately 82%) were eligible for the Option Exchange Plan. All of the outstanding options which were ineligible for the Option Exchange Plan were held by members of the Executive Committee. As a result of the implementation of the Option Exchange Plan, the number of option shares outstanding was reduced by 378,475, or approximately 17% of the total number of option shares outstanding under the 1995 Option Plan.

     Each Old Option which was included in the Option Exchange Plan was exchanged for a New Option to receive 75% of the number of shares of common stock for which the Old Option was exercisable. The exercise price for the New Options is $3.87, equal to 125% of the closing price of the Company's common stock on NASDAQ as of December 1, 1998. In order to promote the Company's retention goals, the New Options have new vesting terms, even though many of the Old Options exchanged by employees had already vested and were currently exercisable. The New Options have a three-year vesting schedule, under which one-third of the shares granted pursuant to the New Options will vest at the end of each year.

     The Company believes that the Option Exchange Plan was necessary to retain key employees of the Company and to provide them with an appropriate incentive to improve and grow the Company's business. Therefore, the Company believes the Option Exchange Plan was, and is, in the interests of all shareholders.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         METAL MANAGEMENT, INC.



Dated: December 11, 1998                 By: /s/ David A. Carpenter
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                                             David A. Carpenter
                                             Vice President, General Counsel and
                                             Secretary